UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 28, 2015, a verified stockholder derivative complaint (Central Laborers’ Pension Fund et al. v. Peter Blackmore et al., Case No. 11847) on behalf of TerraForm Power, Inc. (“TerraForm Power”), a controlled affiliate of SunEdison, Inc., was filed in the Court of Chancery in the State of Delaware against SunEdison, Inc. and SunEdison Holdings Corporation, a subsidiary of SunEdison, Inc. (together with SunEdison, Inc., “SunEdison”), and certain individual directors of TerraForm Power. The lawsuit alleges that certain members of TerraForm Power’s board of directors breached their fiduciary duties of loyalty and care by agreeing to enter into an agreement (the “July Vivint Transaction”) with SunEdison on July 20, 2015 to acquire certain residential rooftop solar assets (the “Vivint Assets”) that SunEdison was acquiring as part of SunEdison’s acquisition of Vivint Solar, Inc. (“Vivint Solar”), by agreeing to terms that were grossly unfair to TerraForm Power and designed for the benefit of SunEdison, thereby failing to act in the best interests of TerraForm Power. The lawsuit further alleges that the approval of the modifications to TerraForm Power’s agreements under the July Vivint Transaction (the “December Vivint Transaction”) by the board of directors of TerraForm Power was on terms that are unfair to TerraForm Power and improperly favor SunEdison to the detriment of TerraForm Power and its stockholders. The complaint further alleges that SunEdison, as TerraForm Power’s controlling stockholder, breached its fiduciary duty not to advance SunEdison’s interest at the expense of TerraForm Power’s interests by causing TerraForm Power to (i) overpay to acquire assets in both the July Vivint Transaction and in the December Vivint Transaction in order to finance SunEdison’s purchase of Vivint Solar, and (ii) commit to purchase future residential solar systems from SunEdison over the next five years so that SunEdison could use TerraForm Power’s commitment to acquire a loan to partially cover its financial obligations in its transaction to acquire Vivint Solar. The plaintiffs in the lawsuit seek damages for TerraForm Power for the damages TerraForm Power has and will suffer as a result of the defendants’ breaches of fiduciary duty. The lawsuit also seeks an award of the plaintiffs’ costs and disbursements, including attorneys’ fees and expenses.
On January 12, 2016, a verified stockholder derivative complaint (Appaloosa Investment Limited Partnership I et al. v. SunEdison, Inc. et al., Case No. 11898) on behalf of TerraForm Power was filed in the Court of Chancery in the State of Delaware against SunEdison and three of TerraForm Power’s individual directors. The lawsuit alleges that SunEdison, as TerraForm Power’s controlling stockholder, breached its fiduciary duties to TerraForm Power and its minority stockholders by causing TerraForm Power, amongst other things, to (i) enter into an amended transaction to acquire the Vivint Assets from SunEdison for its benefits at the expense of TerraForm Power’s interests, (ii) purchase the Vivint Assets at an unfair price, and (iii) agree to an unfair arrangement so that SunEdison could use such commitment by TerraForm Power to acquire a loan to partially cover its financial obligations in connection with its own contemplated merger with Vivint Solar, for which SunEdison never compensated TerraForm Power. The lawsuit also contends that the current members of the Corporate Governance and Conflicts Committee of TerraForm Power’s board of directors breached their fiduciary duty of loyalty to TerraForm Power’s minority stockholders by, amongst other things, approving the transaction on terms that are unfair to TerraForm Power and improperly favor SunEdison to the detriment of TerraForm Power and its stockholders. The lawsuit seeks to enjoin the completion of the transaction, rescission of such transaction or, alternatively, awarding rescissory damages, in the event it is consummated. The lawsuit also seeks an award of the plaintiffs’ costs and disbursements, including reasonable attorneys’ fees and expenses.

SunEdison believes the plaintiffs’ allegations in each verified stockholder derivative lawsuit are without merit and intends to contest these allegations vigorously.

The Company believes the plaintiffs’ allegations in each verified stockholder derivative lawsuit are without merit and intends to contend these allegations vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2016
SUNEDISON, INC.

By:    /s/ Martin H.Truong___________
Name: Martin H. Truong
Title: Senior Vice President, General
Counsel and Corporate Secretary